Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-96553) pertaining to the EarthLink, Inc. 401(k) Plan of our report dated June 21, 2005, with respect to the statement of net assets available for benefits as of December 31, 2004 of the EarthLink, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

                                     /s/ Ernst & Young LLP

Atlanta, Georgia
June 26, 2006

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